Exhbit 10.29

                 SCIENTIFIC ADVISORY AND CONSULTING AGREEMENT

          THIS AGREEMENT, effective as of September 1, 1993, is by and between Richard E. Giles, Ph.D., (hereinafter referred to as "CONSULTANT"), and INGENEX, Incorporated, a Delaware corporation having offices at 400 Oyster Point Blvd., South San Francisco, CA 94080 ("INGENEX").

                              W I T N E S S E T H

          WHEREAS, CONSULTANT is an expert in technical matters of particular importance to the advancement if INGENEX's technology; and

          WHEREAS, INGENEX desires that it be able to utilize CONSULTANT'S expertise in its development and manufacturing programs.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                         ARTICLE I - TERM OF AGREEMENT

          This Agreement shall be in effect for a period of one (1) year from the effective date. During this initial one year period, this Agreement may be terminated by Consultant or Ingenex upon sixty (60) days notice. The term of this Agreement shall automatically be extended for two (2) consecutive periods of one year each, unless either party shall give written notice of non-renewal, to the other, at least thirty (30) days prior to the expiration of the initial, or then current renewal, term.

                        ARTICLE II - SCIENTIFIC ADVISOR

          CONSULTANT agrees to serve under the term of this Agreement as a Scientific Advisor to INGENEX.

                        ARTICLE III - ADVISORY FUNCTION

          CONSULTANT, as a Scientific Advisor to INGENEX, agrees to meet at least monthly to advise INGENEX of advances in his field of expertise, and to consult with INGENEX, assessing the feasibility of development and manufacturing programs under consideration by INGENEX and offering guidance for current and future development and manufacturing of INGENEX's products. In addition to these monthly meetings, CONSULTANT further agrees to meet individually and in groups as called upon from time to time to review and advise INGENEX on its research, development and commercialization of its technology, and to consult at reasonable times


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and upon reasonable prior notice with INGENEX and INGENEX's management, agents, employees and other Scientific Advisors on projects. CONSULTANT, as a Scientific Advisor to INGENEX, is expected to make innovative and valuable contributions to INGENEX. In order to protect INGENEX's patent rights, any actual research done by CONSULTANT under this Agreement shall be done at INGENEX's place of business or at some other location approved in advance by INGENEX and no such research shall be done by CONSULTANT at his employer's place of business.

                           ARTICLE IV - COMPENSATION

          In consideration of CONSULTANT'S performance of the Consulting Services, during the Term the Company shall pay CONSULTANT a consulting fee at the rate of forty thousand dollars ($40,000) per year for an initial one year term, to begin on the effective date of this Agreement, and be payable in equal monthly installments on the last day of each month. Compensation for CONSULTANT'S services shall be reviewed by the Board of Directors at the end of each one (1) year period. In no event shall CONSULTANT'S compensation be reduced below its current level.

                             ARTICLE V - EXPENSES

          INGENEX will promptly reimburse CONSULTANT for all reasonable and necessary expenses incurred by him in connection with his consulting hereunder, as approved by INGENEX.

                    ARTICLE VI - CONFIDENTIALITY AGREEMENT

          CONSULTANT recognizes and acknowledges that the technology possessed and under development by INGENEX is a valuable property right to be kept confidential and secret, and therefore agrees to keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties with INGENEX under this Agreement) all "Confidential Information" of INGENEX. "Confidential Information" shall not include, however, information in the public domain; information disclosed to CONSULTANT by a third party entitled to disclose it; or, information already known to the CONSULTANT prior to receipt from INGENEX.

                  ARTICLE VII - REPRESENTATION OF CONSULTANT

          CONSULTANT hereby represents that his current principle place of employment has received full disclosure as to the CONSULTANT'S acting as a Scientific Advisor to INGENEX and of the duties required of the CONSULTANT under this Agreement, and that such employer consents fully to CONSULTANT'S execution of this Agreement and position of Scientific Advisor for INGENEX. CONSULTANT further represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein. In addition, the CONSULTANT consents to being named as a Scientific Advisor in various reports, brochures or other documents produced by or on behalf of INGENEX, including any and all documents filed with


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the Securities and Exchange Commission.


                    ARTICLE VIII - OWNERSHIP OF INVENTIONS

          In consideration for the compensation paid to CONSULTANT by INGENEX in Article IV, CONSULTANT hereby:

          a. assigns to INGENEX all his right, title and interest in all inventions which arise from his consulting activities for INGENEX hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of INGENEX, which cooperation shall include executing any necessary documents in connection therewith; and

          b. agrees, during the term of this Agreement, not to consult on the development of retroviral vectors and/or other vectors for gene therapy, and production systems related thereto for any other commercial, for-profit entity; or, for any other commercial, for-profit entity whose primary business is the development of retroviral vectors and/or other vectors for gene therapy, and production systems related thereto; provided, however, that nothing in this section shall prevent CONSULTANT from consulting on the development of retroviral vectors and other vectors, and productions systems related thereto, for any non-profit, non-commercial entity.

                             ARTICLE IX - SURVIVAL

          The provisions of this Agreement relating to confidentiality, assignment of inventions, and cooperation during patent prosecution shall survive any termination or expiration hereof.

                           ARTICLE X - MISCELLANEOUS

          CONSULTANT shall keep confidential from INGENEX all confidential, technical, scientific, and other confidential information concerning the business and research plans of CONSULTANT'S employer, M.D. Anderson Cancer Center.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by proper persons thereunto duly authorized.

                                            RICHARD E. GILES, PH.D.


                                            By: /s/ Richard E. Giles
                                               ----------------------------
                                                    Richard E. Giles, Ph.D.

                                            Date:9/15/93
                                                 --------------------------

                                            INGENEX, INCORPORATED


                                            By:/s/ Louis R. Bucalo
                                               ----------------------------
                                            Title:President and CEO
                                                  -------------------------
                                            Date:8/26/93
                                                 --------------------------







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